IDENTICA CORP. USA, INC

FORM OF RESELLER AGREEMENT

This Agreement is made this _____day of _________ between Identica Corp. USA, Inc. (“Identica”) and Company name (“Reseller”)

TERMS AND CONDITIONS

WHEREAS Identica has exclusive rights to sell the Products within the Territory; and

WHEREAS Identica wishes to grant the Reseller a non-exclusive right to resell the Products in the Territory (see “Schedule B”) under the terms and conditions defined herein; and

WHEREAS Reseller wishes to accept such right as a non-exclusive reseller;

NOW THEREFORE in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Article 1. Definitions

In this Agreement except where the context otherwise requires, the following terms and expressions shall have the meanings respectively defined as follows:

1.1	“Products” shall mean those products described and listed in Schedule A.

1.2	“Territory” means those areas identified in Schedule B.

1.3
“Manufacturer” The vascular pattern reader is made by Tech-Sphere Co. Ltd in Seoul Korea. The “smart card” card reader/writer control unit (Identica Universal Controller) is manufactured by Identica Holdings Corporation.

Article 2. Appointment and Acceptance

2.1
During the term of this Agreement and subject to the terms and conditions set forth hereinafter, Identica hereby appoints Reseller as a non-exclusive reseller to resell the Products in the Territory, and Reseller accepts such appointment.

2.2	Reseller shall not purchase, import, export, sell, distribute, advertise or otherwise deal in the Territory with any other products which utilize vascular technology to verify identity.

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

2.3
Reseller shall not allow any individual and/or entity to sell, lease or otherwise deal with the Products outside the Territory, unless Reseller has the prior written consent of Identica or a separate agreement has been entered into between Identica and Reseller that allows such selling, leasing or dealing with Products outside the Territory.

2.4	Reseller shall not be permitted to modify, customize, reconfigure or reverse engineer the Products in any way other than modification of the any computer based graphical user interface.

Article 3. Orders and Shipments

3.1
Each order placed by Reseller shall clearly describe the quantity and type of Products required, and shall include all necessary instructions for packaging, invoicing and shipping. The orders shall not be binding unless and until they are accepted by Identica who shall be required to provide written notice to Reseller of its acceptance or rejection of any order within ten (10) days of receipt of such order. Identica will make its best efforts to accept all orders submitted by Reseller.

3.2
All Products will be shipped to Reseller FOB Identica’s warehouse. Reseller shall arrange shipping and insurance for each shipment and shall be responsible for all costs and expenses associated therewith. If Reseller requests that Identica arrange for shipping and insurance of the Products then Identica shall obtain Reseller’s approval of shipping and insurance costs prior to shipment and shall invoice Reseller for any costs incurred. Identica will not be responsible, in any form, for delayed shipments once they have left Identica’s facilities.

Article 4. Price and Payment

The price of all Products sold to Reseller as well as payment terms shall be determined in accordance with Schedule C.

Article 5. Purchase of Demonstration Units

Reseller agrees to purchase demonstration units as specified in Schedule D.

Article 6. Marketing and Technical Assistance

6.1	Identica shall provide Reseller with materials that may be used by Reseller for marketing and promotion of the Products including, without limitation, brochures, catalogs and specification sheets.

6.2	Identica shall provide technical training to technicians of the Reseller as specified in Schedule E.

6.3	Identica shall supply all required technical and engineering information to Reseller such as will allow Reseller to maintain and perform after-sale service and maintenance on the Products

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

Article 7. Spare Parts

Reseller shall maintain a sufficient inventory of the spare parts in order to allow it to meet its service requirements with respect to the Products. Identica and Reseller shall agree on the particular spare parts that are required for this purpose.

Article 8. Product Warranty

8.1
Identica shall warrant that the Products will be free from defects in workmanship and materials, under normal use, for one year from the date of original purchase by end users from Reseller. If any Product or part thereof is found to be defective in any way or does not operate in compliance with the relevant specifications, Reseller shall return to Identica such Product or part thereof together with a full written description of the defect. Identica shall reimburse Reseller for any shipping costs cost so incurred and shall ship to Reseller at Identica’s expense a replacement Product or part thereof. Identica shall have no liability or obligation in connection with such Product or part thereof other than the obligation to replace such Product or part thereof.

8.2
Manufacturer’s warranty pursuant to Article 8.1 does not extend to any Product defect caused by (1) incorrect installation or placement of Products not conforming to the Product specifications, (2) misuse, neglect, abuse or accidental damage caused by Reseller or its customers, (3) improper repair, alteration or modification of any Product by Reseller or its customers, or (4) use in violation of instructions furnished by Identica or the manufacturer of the Product.

Article 9. Forecasts and Reports

Reseller shall provide forecasts of its product requirements and reports of its sales activities as detailed in Schedule F.

Article 10. Proprietary Rights

10.1
Reseller acknowledges that Identica or the manufacturer of the Products is the owner of any and all intellectual property with respect to the Products, including, without limitation, trademarks, trade names, designs, copyrights, know-how and patents used on or for, or otherwise embodied in the Products ("Proprietary Rights"). Nothing in this Agreement shall be deemed to transfer any right, title or interest in the Proprietary Rights to Reseller. Upon termination of this Agreement for any reason, Reseller shall cease presenting itself as a reseller of the Products and cease using any of the Proprietary Rights.

10.2
Reseller shall not alter, deface, remove, cover or mutilate in any manner the trademarks, serial or model numbers, brand names of the Products or the manufacturer’s name attached or affixed to any of the Products.

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10.3
In all of its sales and marketing activities in the Territory as well as in all marketing materials, brochures and catalogs Reseller shall clearly identify the manufacturer as the original manufacturer of the Products. Reseller shall obtain prior written approval from Identica (including electronic mail as a valid approval method) for any and all marketing materials designed and prepared by Reseller for the marketing and distribution of the Products.

10.4	Reseller shall immediately report to Identica any infringement or improper or unauthorized use of Manufacturer’s Proprietary Rights in the Territory which come to Reseller’s attention.

Article 11. Status of Reseller

11.1
This Agreement shall not be deemed in any way to create the relationship of principal and agent between Identica and Reseller; and under no circumstances shall Reseller be considered to be the agent of Identica. Reseller shall not act or attempt to act, or present itself, explicitly or implicitly, as an agent of Identica. Reseller shall not in any manner assume or make, or attempt to assume or make, any obligation, liability, representation, warranty or guarantee on behalf of, or in the name of Identica.

11.2
Reseller shall at all times comply with all applicable laws, regulations, and orders of any government of the Territory or political subdivisions thereof relating to or in any way affecting this Agreement and Reseller's performance hereunder, including obtaining of any required licenses, permits or approvals to perform Reseller’s obligations under this Agreement.

11.3
Reseller shall not disclose to any third party, without the prior written consent of Identica, or use for any purpose other than the performance of its obligations under this Agreement, any confidential information concerning the Products or information concerning the business affairs of Identica or the contents of this Agreement (including, but not limited to, prices, discounts, terms and conditions) which it receives directly or indirectly from Identica, or which it acquires or develops in the course of its transactions with Identica.

11.4	Reseller agrees that it shall at no time communicate directly with the manufacturer of the Products and shall deal only with Identica in connection with any matter arising out of this Agreement.

Article 12. Term

This Agreement shall become effective upon signing and shall continue for an indefinite period unless terminated on 90 days written notice by either party hereto or earlier as provided in Article 13.

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

Article 13. Termination

13.1
In the event that either of the parties to this agreement commits a material default or breach any of the provisions of this Agreement the other party shall have the right to terminate this Agreement by giving thirty (30) days written notice, provided, however, that if within thirty (30) days after receipt of said notice the defaulting or breaching party cures the said default or breach, then said termination notice shall be cancelled.

13.2	Notwithstanding Article 13.1, Identica shall have the right to terminate this Agreement upon immediate written notice upon the occurrence of any one of the following:

(a)	Reseller is declared bankrupt or insolvent, or is managed by a receiver, assignee or trustee, whether by voluntary act of the said party or otherwise;

(b)	Reseller assigns or attempts to assign this Agreement or any rights hereunder without the written consent of Identica, such consent not to be unreasonably withheld;

(c)	Reseller ceases to function as a going concern or to conduct its operations in the normal course of business.

(d)	Reseller is acquired by, or acquires, in whole or in part, a manufacturer or distributor of products which in the reasonable judgment of Identica competes to a material extent with the Products.

13.3
Upon termination of this Agreement pursuant to Article 13.2 Reseller shall immediately return all Products in its possession to Identica for a full credit and any amounts still owed to Identica by Reseller shall become immediately due and payable. Any amounts owed to Reseller will be paid within 30 days of termination.

Article 14. Force Majeure

14.1
Neither party shall be liable to the other party for nonperformance or delay in performance of any of its obligations under the Agreement due to war, revolution, riot, strike or other labor dispute, fire, flood, acts of government or any other causes reasonably beyond its control. Upon the occurrence of such condition the party that is unable to perform its obligations under this Agreement due to the occurrence of such force majeure condition shall immediately notify the other party thereof. Immediately after such conditions are removed or cured, such notifying party shall perform its obligation promptly unless such force majeure conditions made such performance permanently impossible.

Article 15. Governing Law

This Agreement shall be interpreted and governed by the laws of the State of Florida, USA.

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

Article 16. Jurisdiction

With respect to any judicial proceeding, without limitation, any claim, litigation and hearing, arising out of this Agreement, the parties shall submit to the exclusive jurisdiction of the courts of the State of Florida, USA.

Article 17. Miscellaneous Provisions

17.1 Notices

Any notice required or permitted shall be in writing, and may be given by personal service, registered mail, or facsimile. The other party shall confirm the receipt of such notice in writing by personal service, registered mail, or facsimile. Notices and confirmations should be addressed to the parties hereto as follows;

17.2 Entire Agreement and Amendments

This Agreement constitutes the entire understanding of Identica and Reseller with respect to the subject matter hereof. No amendment, modification or alteration of any term of this Agreement shall be binding on either party unless the same shall be made in writing and executed by or on behalf of the parties hereto.

17.3 No Assignment and Succession.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. No assignment of this Agreement by Reseller shall be valid without the prior written consent of Identica.

17.4 Waiver

All waivers hereunder must be in writing, and the failure of any party at any time to require the other party's performance of any obligations under this Agreement shall not affect the right of such party to require subsequently the performance of the obligation of such the other party. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

17.5 Severability

If any one or more of the provisions contained in this Agreement shall be declared invalid, illegal or unenforceable in any respect under any applicable law, in whole or in part, the validity, legality and enforceability of the remaining provision or portion of a provision shall not in any way be affected and be valid and enforceable. In such case the parties hereto oblige themselves to reach the intended purpose of the invalid provision by a new, valid and legal stipulation.

17.6 Headings.

The section headings herein are intended for purpose of convenience only and any shall not affect the construction or interpretation of any of the provisions of this Agreement.

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

17.7 Facsimile delivery

The parties may sign and deliver this Agreement by facsimile transmission. Each party agrees that the delivery of the Agreement by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures as evidence of the execution and delivery of the Agreement by all parties to the same extent that an original signature could be used.

17.8 Indemnification

Reseller hereby agrees to indemnify, defend and hold harmless Identica, its directors, officers, employees and agents from and against all losses incurred by Identica, its directors, officers, employees and agents based upon, arising out of or otherwise incurred in respect of any breach by Reseller of its obligations under this Agreement.

17.9 Survival

Articles 8.1, 8.2, 10.1, 10.2, 11.3, 13.3, 15, 16 and 17.8 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers.

RESELLER: ‘”RESELLER’S FORMAL NAME”

Per: ___________________________________

Name:

Title: ………………………………………….......

Address: …………………………………………

………………………………………....................

Phone #: …………………………………………

Fax #: …………………………………………....

Email: ……………………………………………

IDENTICA CORP USA, Inc.

Per:
Name: MR. DAVID CLAYDEN
Title: President

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

SCHEDULE A

PRODUCTS

The products to be supplied to Reseller under this Agreement are biometric products, software, hardware and custom development services which utilize hand vascular patterns to verify the identity of persons as listed below:

Techsphere Scanners and Bundles:
VP-II S
VP-II S UC-2 Bundle
VP-II S UC-2 Integrated Proximity Reader Bundle

VP-II M Networking Components:
Internal Module
T-Module
UC-2

IONcontrol Software:
IONcontrol Basic
IONcontrol Professional

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

SCHEDULE B

TERRITORY

The Territory shall be limited to the following: USA

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SCHEDULE C

PRICING

PRODUCT DESCRIPTION	SUGGESTED LIST PRICE	MINIMUM SALES PRICE	VOLUME	LEVELS	CUMULATIVE	SALES

			*	*	*	*
Techsphere Scanners
VP-II S	*	*	*	*	*	*
VP-II S UC- Bundle	*	*	*	*	*	*
VP-II S Proximity Bundle	*	*	*	*	*	*

Networking Components
Internal Module	*	*	*	*	*	*
T-Module	*	*	*	*	*	*
UC-2	*	*	*	*	*	*

IONcontrol Software
IONcontrol Basic	*	*	*	*	*	*
IONcontrol Professional	*	*	*	*	*	*

EFFECTIVE: JULY 5, 2006
PRIVATE and CONFIDENTIAL

2. Payment Terms

Reseller shall pay 50% of the total purchase price for any order upon delivery. The balance of the purchase price will be due within 30 days after date of delivery.

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SCHEDULE D

INITIAL ORDER AND PURCHASE OF DEMONSTRATION UNITS

Reseller shall purchase a minimum of One VP-II S UC-2 Integrated Proximity Reader Bundle with wireless and case within [*] days of the signing of this Agreement to be used for demonstration and training purposes * to the applicable Reseller Price listed in Schedule C.

“RESELLER” and Identica will determine the joint marketing commitments required to promote Identica’s products effectively:
i) Press Releases.
ii) Seminars and Conferences.
iii) Web Sites presence and cross links.
iv) Internal Sales and Technical presentations and training.
v) Development of Business, Sales Plans and Forecasts and ongoing review process.
vi) Appropriate literature.

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

SCHEDULE E

TRAINING OF RESELLER’S PERSONNEL

Identica shall provide technical [and sales] to Reseller’s personnel either at Identica’s or Reseller’s facilities, such training to include the provision of all required instruction and information with respect to the features, operation, installation, maintenance and servicing of the Products. Training will be provided free of charge at Identica facilities in Toronto, Canada for up to 6 employees of reseller.

Reseller will pay all travel, hotel, meal and associated costs should training be provided at Resellers premises or any location other than Identica facilities.

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

SCHEDULE F

FORECASTS AND REPORTS

1.
Within [90] days of the execution of this Agreement Reseller shall provide to Identica a forecast of the volume of products it expects to sell by quarter during the following [12] months and shall thereafter update such forecast on a quarterly basis.

2.
Reseller shall provide quarterly reports to Identica regarding general market conditions in the Territory, Product sales, Product inventory and such other information as Identica may reasonably request.

3.
In order to avoid any channel conflict with other resellers of Distributor in the Territory Reseller shall communicate/register all qualified sales opportunities in the Territory with Identica, addressed to the attention of VP Sales and Marketing.

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

SCHEDULE G

PRODUCT MAINTENANCE PROVISIONS

If the Agreement is to include provision for an “ongoing/extended maintenance/warranty contract” and./or “technology obsolescence replacement contract” then this will be negotiated and referred to in Schedule G

IDENTICA CORP. USA, INC. - Confidential Initials____,_____

SCHEDULE H

LEASING PROGRAM

Not applicable.

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